Exhibit 10.3

                    AMENDED OPTION AGREEMENT
                    ------------------------

      This Amended Option Agreement is entered into as of the 4th day of October 1999 by and between AMJ Resources Corporation, a Delaware Corporation, ("AMJ") and TTI Industries, Incorporated, a
Texas Corporation ("TTI").

      WHEREAS, on January 19, 1999, AMJ and TTI entered into that certain Option Agreement (the "Option Agreement") and AMJ and TTI now desire to amend the Option Agreement; and

     NOW, THEREFORE, in consideration of the premises, representations, warranties, mutual covenants and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties agree that the Option Agreement is hereby amended in its entirety as follows:

     New Products
     ------------

     1.   AMJ is the owner and developer of three new inventions:

          a.   Terminator Night Owl (flea trap)

          b.   Terminator Flower Trap (various insects trap)

          c.   Terminator Pyramid (fly trap),

                and  is  in the process of acquiring an exclusive
          license for the mouse trap portion of the Terminator Kitty. These products all require additional research and development efforts to bring them to market readiness. These inventions are hereinafter referred to jointly as "the Products".

          2. AMJ grants to TTI, an exclusive and irrevocable option to acquire all of AMJ's right, title and interest in and to the Products when they are market ready. The price of such option shall be reimbursement to AMJ of its costs (calculated on the basis of generally accepted accounting principles consistently applied) for all research and development costs up to the point of market readiness of the Products. This Option shall expire on the third anniversary of the date of this Agreement. It is understood that AMJ may assign its rights to develop the Products to a
          California limited partnership for the purpose of funding research and development activities relating to the market-readiness of such Products, provided however, that any such assignment shall be subject to this Option Agreement.

          Governing Law
          -------------

               This Agreement shall be interpreted under the laws of the State of California.

     IN WITNESS WHEREOF, the Parties hereto, desiring to be legal bound have executed this Agreement the day and year first set out herein.

                              AMJ Resources Corporation

                              /s/ Debra Miller
                              ------------------------------
                              Debra Miller, President


                              TTI Industries, Incorporated

                              /s/ Frank Harrison
                              -------------------------------
                              Frank Harrison, President



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